Exhibit 10.14
THIRD AMENDMENT TO
VOTING AGREEMENT
     THIS THIRD AMENDMENT (this “Amendment”) to that certain Voting Agreement, dated as of May 20, 2008, as amended on July 25, 2008 and August 21, 2008 (the “Voting Agreement”), is entered into effective as of this 27 day of August, 2008 by and among Panagiotis Zafet and Simon Zafet (together, the “Former Shareholders”), and United Capital Investments Corp., Atrion Shipholding S.A., Plaza Shipholding Corp., and Comet Shipholding, Inc. (collectively, the “Investors”), and Georgios Koutsolioutsos, Alexios Komninos and Ioannis Tsigkounakis (collectively, the “Inside Shareholders”), as shareholders or beneficial owners of interests in stock of Seanergy Maritime Corp., a Marshall Islands corporation (the “Company”), as the case may be (the Former Shareholders, the Investors and the Inside Shareholders are individually a “Shareholder” and collectively, the “Shareholders” when referred to with respect to either or both of the Company and Buyer), and the Company, as the sole shareholder of Seanergy Merger Corp., a Marshall Islands corporation (“Buyer”).
     WHEREAS, on each of June 5, 2008, June 10, 2008, July 15, 2008, July 23, 2008, July 24, 2008, and August 11, 2008, United Capital Investments Corp. (“United”) purchased in open market and/or negotiated block purchases an aggregate of 7,630,983 shares of Common Stock (the “Restis Affiliate Open Market/Block Purchase Shares”);
     WHEREAS, on July 30, 2008, United transferred 75% of the shares of Common Stock it purchased on July 15, 2008, July 23, 2008 and July 24, 2008 to each of the other Investors in equal portions;
     WHEREAS, United intends to transfer 75% of the shares of Common Stock it purchased on August 11, 2008 to the other Investors in equal portions;
     WHEREAS, on July 23, 2008 and August 25, 2008, Mr. Georgios Koutsolioutsos purchased in the open market an aggregate of 492,680 shares of Common Stock (the “GK Open Market Shares”);
     WHEREAS, on August 19, 2008, Mr. Ioannis Tsigkounakis purchased in the open market 20,000 shares of Common Stock (the “IT Open Market Shares”);
     WHEREAS, the Inside Shareholders have expressed an intent to purchase additional shares of Common Stock in the open market and/or in negotiated block purchases on or prior to August 26, 2008 (the “Additional Inside Purchased Shares” and collectively with the Restis Affiliate Open Market/Block Purchase Shares, the GK Open Market Shares and the IT Open Market Shares, the “Inside Shareholders Additional Purchased Shares”);
     WHEREAS, each of the Shareholders and Buyer wish to amend the Voting Agreement to include the Inside Shareholder Additional Purchased Shares within the terms of the Voting Agreement to the limited extent and as more fully described below.

     NOW THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
AMENDMENTS
     1. Section 3 of the Voting Agreement is hereby deleted in its entirety and replaced with the following:
Shares. Except as set forth in this Section 3, “Shares” shall mean only the Former Shareholder Shares, the Insider Shares, the Investor Shares, the Inside Shareholders Additional Purchased Shares, and any additional shares of Common Stock issued as a result of a stock dividend or stock split with respect to the Former Shareholder Shares, the Insider Shares, the Investor Shares, and the Inside Shareholders Additional Purchased Shares. For purposes of clarification, except as specifically set forth in this Section 3, Shares shall not include any Common Stock acquired either upon the exercise of warrants originally issued immediately prior to the Company’s initial public stock offering or any Common Stock purchased in the open market other than the Open Market/Block Purchase Shares and the Inside Shareholders Additional Purchased Shares.
     2. The first sentence of Section 7 of the Voting Agreement is hereby deleted and replaced with the following:
This Agreement (other than the obligations of the Company and the Buyer under Section 9 hereof, which shall survive any termination hereof) shall terminate with respect to (a) any of the Inside Shareholders Additional Purchased Shares on the earlier of (i) the sale of any of such Inside Shareholders Additional Purchased Shares to one or more third parties not affiliated with an Investor or the Inside Shareholder, as the case may be; and (ii) two (2) years after the date of the Voting Agreement; and (b) all Shares other than the Inside Shareholders Additional Purchased Shares, two (2) years after the date of the Voting Agreement. Notwithstanding the foregoing, this Agreement shall terminate immediately with respect to the Inside Shareholders Additional Purchased Shares if (A) the special meeting of shareholders of the Company currently scheduled for August 26, 2008 does not occur by such date; (B) the “vessel acquisition proposal” as described in the Proxy Statement mailed to the shareholders of the Company on our about July 30, 2008 is not approved by the shareholders of the Company; or (C) holders of more than 35% of the Company’s Common Stock issued in its initial public offering exercise their redemption rights in accordance with the Company’s Second Amended and Restated Articles of Incorporation.
MISCELLANEOUS
     1. The parties hereto acknowledge and confirm that other than as amended herein, the Voting Agreement shall remain in full force and effect and shall continue to evidence, guarantee and support their respective obligations.

     2. The parties hereto acknowledge and agree that any breach of any provision herein or failure by any party hereto to comply with and perform any of the agreements contained herein shall constitute a breach under the Voting Agreement.
     3. This Amendment may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. All such counterparts may be delivered among the parties hereto by facsimile or other electronic transmission, which shall not affect the validity thereof.
     4. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof). Any dispute regarding this Amendment shall be exclusively referred to arbitration in London and conducted in accordance with Arbitration Act 1996 (England and Wales) or any statutory modification or re-enactment thereof, and the parties agree to submit to the personal and exclusive jurisdiction and venue of such arbitrators. Any and all disputes hereunder shall be referred by the parties hereto to three arbitrators, each party to appoint one arbitrator and the two so appointed shall appoint the third who shall and as chairman of such panel of arbitrators. Upon receipt by one party of the nomination in writing of such other party’s arbitrator, that party shall appoint its arbitrator within ten days, failing which the decision of the single arbitrator appointed shall apply. The two arbitrators so appointed shall appoint the third arbitrator within ten days, failing which the single arbitrator shall act as sole arbitrator and any decision of the sole arbitrator shall be binding on both parties. The arbitration shall be conducted in accordance with the terms of the London Maritime Arbitrators Association (“LMAA”) then in effect. The parties agree that any tribunal constituted under this Amendment shall have the power to order consolidation of proceedings or concurrent hearings in relation to any and all disputes arising out of or in connection with this Amendment or the other Transaction Documents, which involve common questions of fact or law, and to make any orders ancillary to the same, including, without limitation, any orders relating to the procedures to be followed by the parties in any such consolidated proceedings or concurrent hearings. Consolidated disputes are to be heard by a maximum of three arbitrators, each party to have the right to appoint one arbitrator. In case a dispute arises as to whether consolidation is appropriate (including without limitation conflicting orders of relevant tribunals) and/or as to the constitution of the tribunal for any such consolidated proceedings, each party shall have the right to apply to the President for the time being of the LMAA for final determination of the consolidation of the proceedings and/or constitution of such tribunal. For purposes of this Amendment, the Company, shall be deemed to be one party, the Investors shall be deemed to be one party, and the Inside Shareholder shall be deemed to be one party.
     5. Capitalized terms used but not defined herein shall have the meanings specified in the Master Agreement.
[Signature page follows]

     IN WITNESS WHEREOF, this Voting Agreement has been executed by the parties hereto as of the day and year first above written.

The Former Shareholders

/s/ Evan Breibart		1,375,000

Panagiotis Zafet, by his attorney-in-fact		Number of Former Shareholder Shares

/s/ Evan Breibart		1,375,000

Simon Zafet, by his attorney-in-fact		Number of Former Shareholder Shares

The Investors

UNITED CAPITAL INVESTMENTS CORP.

By:	/s/ Evan Breibart	4,605,960
	Name: Evan Breibart	Number of Investor Shares
	Title: Attorney in fact

ATRION SHIPHOLDING S.A.

By:	/s/ Evan Breibart	1,925,008
	Name: Evan Breibart	Number of Investor Shares
	Title: Attorney in fact

PLAZA SHIPHOLDING CORP.

By:	/s/ Evan Breibart	1,925,008
	Name: Evan Breibart	Number of Investor Shares
	Title: Attorney in fact

COMET SHIPHOLDING, INC.

By:	/s/ Evan Breibart	1,925,008
	Name: Evan Breibart	Number of Investor Shares
	Title: Attorney in fact

The Inside Shareholders

/s/ Georgios Koutsolioutsos		2,802,680

Georgios Koutsolioutsos		Number of Insider Shares

/s/ Alexios Komninos		302,500

Alexios Komninos		Number of Insider Shares

/s/ Ioannis Tsigkounakis		157,500

Ioannis Tsigkounakis		Number of Insider Shares

SEANERGY MARITIME CORP.

By:	/s/ Dale Ploughman
	Name: Dale Ploughman
	Title: Chief Executive Officer

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